Exhibit 77C

Item 77C - Scudder YieldWise Money Fund, Scudder YieldWise Government Money Fund and Scudder YieldWise Municipal Money Fund, each a series of SCUDDER YIELDWISE FUNDS

The Proxy Statement on Schedule 14A for Scudder YieldWise Money Fund, Scudder YieldWise Government Money Fund and Scudder YieldWise Municipal Money Fund, each a series of Scudder YieldWise Funds (File No. 811-8047), is incorporated by reference to the Definitive Proxy Statement for such funds filed with the Securities and Exchange Commission on February 21, 2002.